===================================================================================

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
February 23, 2005

C-CHIP TECHNOLOGIES CORP.
 (Exact name of registrant as specified in its charter)

NEVADA	000-33199	88-0467848
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer ID)

4710 St-Ambroise
Suite 227
Montreal, Quebec
Canada H4C 2C7
 (Address of principal executive offices and Zip Code)

(514) 337-2447
 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

===================================================================================

ITEM 7.01     REGULATION FD DISCLOSURE

The Company reported its second quarter results for the period ended December 31, 2004. For the six month period ended December 31, 2004, total revenue reached $1,188,891 compared to $148,036 in the previous period, whereas our comprehensive net loss atained $1,570,904 compared to $2,311,732. For the second quarter ended December 31, 2004, total revenue increased to $548,861 from $148,036 in the same period last year. For the same period, our comprehensive net loss this year $749,553 compared to $605,634 last year. As of December 31, 2004, we had a working capital of $800,324 compared to $1,567,254 at June 30, 2004.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibit	Description

	99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 24th day of February, 2005.

C-CHIP TECHNOLOGIES CORP.

BY:	/s/ Stephane Solis
Stephane Solis
President and Principal Executive Officer